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                                                                EXHIBIT 23.4


              [MCDANIEL & ASSOCIATES CONSULTANTS LTD. LETTERHEAD]


Reference:  SOUTHERN MINERAL CORPORATION
            REGISTRATION STATEMENT FORM S-2, AMENDMENT NO. 1 TO THE FORM S-2



We consent to the reference to our evaluation of "Spruce Hills Production Company Inc., Evaluation of Oil & Gas Reserves, based on Escalating Price Assumptions, as of April 1, 1997," dated as of June 13, 1997,in the Registration Statement on Form S-2 of Southern Mineral Corporation and any amendments thereto and to all references to this firm in the Prospectus, which is part of the Registration Statement.


MCDANIEL & ASSOCIATES CONSULTANTS LTD.



B. H. EMSLIE
---------------------
B. H. Emslie, P. Eng.
Vice President



Calgary, Alberta
Dated: September 23, 1997